Exhibit 99.1

N E W S   R E L E A S E

Visa Streamlines Management Structure

SAN FRANCISCO, CA, July 27, 2009 – Joseph W. (Joe) Saunders, Chairman and Chief Executive Officer (CEO) of Visa Inc. (NYSE:V), today announced that he is reorganizing the company’s executive management team’s responsibilities to heighten organizational effectiveness and increase the pace of Visa’s global alignment.

“We’ve come a long way since October of 2007 when we merged five independent Visa operating regions, Visa International and its global payment processing subsidiary, Inovant, into one company called Visa Inc. and very successfully took the company public,” said Saunders. “Since the IPO, we’ve expanded our core debit and credit business, reduced operating costs by hundreds of millions of dollars, and heightened our focus on product innovation. We have met or exceeded most of the financial goals we established at the IPO, and continue to meet or exceed all our current financial guidance. As a growing and constantly evolving company, we will continually assess our management team structure and refine it as necessary to ensure that we continue to deliver value to clients and shareholders.”

In the new structure, the company’s global sales, client service, marketing, product development and innovation functions will be consolidated, effective immediately, under the leadership of John M. Partridge, Chief Operating Officer. With these critical business units more closely aligned, Visa will achieve greater integration, operating efficiencies and increased speed to market in delivering new products to clients.

John C. (Hans) Morris will step down as President, Visa Inc. He will remain with the company until the end of the year in a different capacity working with Mr. Saunders and helping to ensure a seamless transition to the new structure. Morris joined the newly formed Visa Inc. in 2007 and played a central role in the company’s successful IPO in 2008. Since then he has enhanced Visa’s client-facing operations, assisting the company in adopting more rigorous customer-centric models required by public companies, led its coordination with Visa Europe and played a significant role with many of Visa’s key client relationships.

“Hans played an important role as we created Visa Inc., executed the IPO and transitioned Visa to a high performing public company,” said Mr. Saunders. “We benefitted from his energy, insight and counsel.”

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About Visa Inc.

Visa Inc. operates the world’s largest retail electronic payments network providing processing services and payment product platforms. This includes consumer credit, debit, prepaid and commercial payments, which are offered under the Visa, Visa Electron, Interlink and PLUS brands. Visa enjoys unsurpassed acceptance around the world, and Visa/PLUS is one of the world’s largest global ATM networks, offering cash access in local currency in more than 170 countries. For more information, visit www.corporate.visa.com.

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These statements can be identified by the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and similar expressions which are intended to identify forward-looking statements. In addition, any underlying assumptions are forward-looking statements. Such forward-looking statements include but are not limited to statements regarding certain of Visa’s goals and expectations with respect to adjusted earnings per share, revenue, adjusted operating margin, and free cash flow, and the growth rate in those items, as well as other measures of economic performance.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors, including all the risks discussed under the heading “Risk Factors” in our Prospectus dated March 18, 2008, filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(4) on March 19, 2008. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Unless required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Contact:

Media Relations: Paul Cohen, 415-932-2166